Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
OF FIRST FINANCIAL HOLDINGS, INC.
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of First Financial Holdings, Inc. (the “Company”) for the quarter ended June 30, 2010 (the “Report”).  R. Wayne Hall, President and Chief Executive Officer of the Company and Blaise B. Bettendorf, Chief Financial Officer, hereby certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and

2.
the information contained in the report fairly presents, in all material respects, the Company’s financial condition and results of operations as of the dates and for the periods presented in the financial statements included in the Report.

By:	/s/ R. Wayne Hall	By:	/s/ Blaise B. Bettendorf
	R. Wayne Hall		Blaise B. Bettendorf
	Chief Executive Officer		Chief Financial Officer

Dated:	August 6, 2010	Dated:	August 6, 2010